Filed Pursuant to Rule 424(b)(3) and (c)

Registration No. 333-95487

PROSPECTUS SUPPLEMENT NO. 12

(TO PROSPECTUS DATED JANUARY 27, 2000)

1,186,494 Shares

HCP, Inc.

Common Stock

This prospectus supplement supplements and amends the prospectus dated January 27, 2000, as previously supplemented and amended by prospectus supplements dated June 26, 2002, September 19, 2002, February 18, 2003, September 2, 2003, December 19, 2003, September 29, 2004, December 1, 2004, April 1, 2005, December 21, 2005, June 22, 2007 and July 17, 2008, relating to the possible issuance of our common stock, from time to time, to certain holders of non-managing member units in HCPI/Utah, LLC and the possible resale of shares of our common stock by these holders.

You should read this prospectus supplement in conjunction with the prospectus, as previously supplemented.  This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or previous supplements to it.  This prospectus supplement is qualified by reference to the prospectus, as previously supplemented, except to the extent that the information provided by this prospectus supplement supersedes information contained in the prospectus, as previously supplemented.

Investing in our common stock involves risks.  See “Risk Factors” on page 1 of the prospectus dated January 27, 2000 as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference in the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 22, 2011

The information in the table appearing under the caption “Selling Holders” in the prospectus, as previously supplemented, is supplemented and amended by the following information, which includes information with respect to selling stockholders not previously listed in the prospectus and supersedes information with respect to the selling stockholders listed below as of or prior to the date of this prospectus supplement.

The following table is based on information provided to us by the selling stockholders and is accurate to the best of our knowledge as of December 22, 2011.

	Shares of Our Common Stock Owned Prior to the	Maximum Number of Shares of Our Common Stock Issuable Upon Exchange of Units of HCPI/Utah,	Shares of Our Common Stock Owned Following the Exchange of Units of HCPI/Utah, LLC		Maximum Number of Shares of Our Common Stock Offered	Shares of Our Common Stock Owned After Offering(5)
Name of Selling Stockholder	Exchange	LLC(1)(2)	Shares	Percent(3)	Hereby(4)	Shares	Percent(3)
Boyer Medical Holding Company, L.C.(6)	—	36,368	36,368	*	23,276	13,092	*
Gardner Property Holdings, L.C.(7) (8)	—	313,049	313,049	*	207,828	105,221	*
R&S Boyer Family, L.C.(9)	—	568,413	568,413	*	463,192	105,221	*
RLC Real Estate, LLC(10)	—	59,370	59,370	*	40,102	19,268	*
Steven B. Ostler(11)	—	21,384	21,384	*	17,394	17,394	*
The Children’s Center(12)	—	1,282	1,282	*	1,282	—	—
The Corporation of the President of the Church of Jesus Christ of Latter-day Saints(13)	—	5,344	5,344	*	5,344	—	—
The University of Utah(14)	—	13,462	13,462	*	13,462	—	—
The Utah Symphony & Opera(15)	—	12,820	12,820	*	12,820	—	—
United Way of Salt Lake(16)	—	6,518	6,518	*	6,518	—	—
Weber State University(17)	—	5,130	5,130	*	5,130	—	—

*                 Represents less than 1% of the total outstanding shares of our common stock.

(1)          Reflects the adjustment for the 2-for-1 stock split in the form of a stock dividend on issued and outstanding shares of our common stock that was paid immediately after the close of business on March 1, 2004 to holders of record of our common stock at the close of business on February 4, 2004.

(2)          Represents the number of shares of our common stock issuable upon exchange of all of the selling stockholders’ non-managing member units in HCPI/Utah, LLC, including non-managing member units of HCPI/Utah, LLC held by the selling stockholders that are not covered by the contractual registration rights that are the subject of the prospectus, as supplemented.

(3)          Based on 408,582,801 shares of our common stock outstanding on December 20, 2011.

(4)          Represents all of the shares that the selling stockholders may offer under this prospectus supplement.  The resale shares may be offered from time to time by the selling stockholders.

(5)          Assumes that the selling stockholders sell all of the resale shares offered pursuant to this prospectus supplement.  Also assumes that no transactions with respect to our common stock or the non-managing member units occur other than the exchange or the exchange and the offering, as applicable.

(6)          Boyer Medical Holding Company, L.C. obtained the 11,638 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 23,276 shares of our common stock offered hereby as follows:  (i) 5,124 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-Ogden Medical Associates No. 2, Ltd., a selling holder listed in the prospectus dated January 27, 2000; and (ii) 6,514 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Iomega, L.C., a selling holder listed in the prospectus dated January 27, 2000.

(7)          Gardner Property Holdings, L.C. obtained the 103,914 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 207,828 shares of our common stock offered hereby as follows:  (i) 2,797 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Castle Dale Medical Clinic, L.L.C., a selling holder listed in the prospectus dated January 27, 2000; (ii) 5,283 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Centerville Clinic Company, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iii) 1,681 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Grantsville Medical, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iv) 8,051 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-Ogden Medical Associates No. 2, Ltd., a selling holder listed in the prospectus dated January 27, 2000; (v) 16,655 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates Ltd., a selling holder listed in the prospectus dated January 27, 2000; (vi) 24,865 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer McKay-Dee Associates Ltd., a selling holder listed in the prospectus dated January 27, 2000; (vii) 1,329 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; and (viii) 43,253 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Desert Springs, L.C.

(8)          An aggregate of 149,912.415 of the non-managing member units of HCPI/Utah, LLC owned by Gardner Property Holdings, L.C., which are exchangeable for 299,824.83 shares of our common stock, have been pledged to Wells Fargo Bank, National Association (“Wells Fargo”) as security for loans to Gardner Property Holdings, L.C.  Upon default or demand under the loans, Wells Fargo and its affiliates may be entitled to exchange the pledged units for our common stock and become a selling stockholder hereunder.  Wells Fargo does not own any non-managing member units of HCPI Utah, LLC as of the date of this prospectus supplement.

(9)          R&S Boyer Family, L.C. obtained the 231,596 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 463,192 shares of our common stock offered hereby as follows:  (i) 2,798 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Castle Dale Medical Clinic, L.L.C., a selling holder listed in the prospectus dated January 27, 2000; (ii) 6,457 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Centerville Clinic Company, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iii) 2,056 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Grantsville Medical, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iv) 16,102 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-Ogden Medical Associates No. 2, Ltd., a selling holder listed in the prospectus dated January 27, 2000; (v) 70,025 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates, Ltd., a selling holder listed in the prospectus dated January 27, 2000; (vi) 17,357 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; (vii) 30,648 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Iomega, L.C., a selling holder listed in the prospectus dated January 27, 2000; (viii) 10,765 of the non-managing member units of HCPI/Utah, LLC were received in assignments from the partners of the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in assignments from the H. Roger Boyer Family Partnership, Ltd., which received (A) 2,689 of the non-managing member units in assignments from Boyer-Salt Lake Industrial Clinic Associates, Ltd., a selling holder listed in the prospectus dated January 27, 2000 and (B) 8,076 of the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Primary Care Clinic Associates, Ltd. #2; (ix) 43,253 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Desert Springs, L.C., a selling holder listed in the prospectus dated January 27, 2000; (x) 29,774 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer McKay-Dee Associates Ltd., a selling holder listed in the prospectus dated January 27, 2000; and (xi) 2,361 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates #2, Ltd., a selling holder listed in the prospectus dated January 27, 2000.

(10)    RLC Real Estate, LLC obtained the 20,051 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 40,102 shares of our common stock offered hereby as follows: (i) 839 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Centerville Clinic Company, L.C., a selling holder listed in the prospectus dated January 27, 2000; (ii) 4,644 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Iomega, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iii) 2,741 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Iomega, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iv) 1,626 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Elko, L.C., a selling holder listed in the prospectus dated January 27, 2000; (v) 6,467 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Desert Springs, L.C., a selling holder listed in the prospectus dated January 27, 2000; (vi) 267 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Grantsville Medical, L.C., a selling holder listed in the prospectus dated January 27, 2000; (vii) 1,019 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Primary Care Clinic Associates, Ltd. #2, a selling holder listed in the prospectus dated January 27, 2000; (viii) 1,830 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer-Ogden Medical Associates No. 2, Ltd., a selling holder listed in the prospectus dated January 27, 2000; and (ix) 618 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer-Salt Lake Industrial Clinic Associates, Ltd., a selling holder listed in the prospectus dated January 27, 2000.

(11)    Steven B. Ostler obtained the 8,697 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 17,394 shares of our common stock offered hereby as follows:  (i) 7,735 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Castle Medical Clinic, L.L.C., a selling holder listed in the prospectus dated January 27, 2000; (ii) 335 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Centerville Clinic Company, L.C., a selling holder listed in the prospectus dated January 27, 2000; (iii) 520 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Elko, L.C., a selling holder listed in the prospectus dated January 27, 2000; and (iv) 107 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Boyer Grantsville Medical, L.C., a selling holder listed in the prospectus dated January 27, 2000.

(12)    The Childrens’ Center obtained the 641 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 1,282 shares of our common stock offered hereby in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000.

(13)    The Corporation of the President of the Church of Jesus Christ of Latter-day Saints obtained the 2,672 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 5,344 shares of our common stock offered hereby as follows: (i) 1,283 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; and (ii) 1,389 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer, which received the non-managing member units in an assignment from R&S Boyer Family, L.C., which received the non-managing member units in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates #2, Ltd., a selling holder listed in the prospectus dated January 27, 2000.

(14)    The University of Utah obtained the 6,731 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 13,462 shares of our common stock offered hereby as follows:  (i) 2,565 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; and (ii) 4,166 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer, which received the non-managing member units in an assignment from R&S Boyer Family, L.C., which received the non-managing member units in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates #2, Ltd., a selling holder listed in the prospectus dated January 27, 2000.

(15)    The Utah Symphony & Opera obtained the 6,410 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 12,820 shares of our common stock offered hereby in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000.

(16)    United Way of Salt Lake obtained the 3,259 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 6,518 shares of our common stock offered hereby as follows:  (i) 2,565 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000; and (ii) 694 of the non-managing member units of HCPI/Utah, LLC were received in an assignment from H. Roger Boyer, which received the non-managing member units in an assignment from R&S Boyer Family, L.C., which received the non-managing member units in an assignment from H. Roger Boyer and the H. Roger Boyer Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer-St. Mark’s Medical Associates #2, Ltd., a selling holder listed in the prospectus dated January 27, 2000.

(17)    Weber State University obtained the 2,565 non-managing member units of HCPI/Utah, LLC that are exchangeable into the 5,130 shares of our common stock offered hereby in an assignment from Kem C. Gardner, which received the non-managing member units in an assignment from the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from Gardner Property Holdings, Ltd., which received the non-managing member units in an assignment from Kem C. Gardner and the Kem C. Gardner Family Partnership, Ltd., which received the non-managing member units in an assignment from The Boyer Company, L.C., which received the non-managing member units in an assignment from Boyer Springville, L.C., a selling holder listed in the prospectus dated January 27, 2000.